UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11c or §240.14a-12

SIFCO Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SIFCO Industries, Inc.
970 East 64th Street, Cleveland, Ohio 44103
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
     The 2007 Annual Meeting of Shareholders of SIFCO Industries, Inc. will be held at the National City Center Annex Building, 1900 East 9th Street, Cleveland, Ohio, on January 30, 2007 at 10:30 a.m., to consider and vote upon proposals to:
1.	Elect six (6) directors, each to serve a one-year term expiring at the 2008 Annual Meeting;

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company; and

3.	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.
     The holders of record of Common Shares at the close of business on December 4, 2006 will be entitled to receive notice of and vote at the meeting.
     The Company’s Annual Report for the fiscal year ended September 30, 2006 is included with this Notice.
     By order of the Board of Directors.

SIFCO Industries, Inc.

December 15, 2006	Daniel G. Berick, Secretary
     Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are present and vote in person at the meeting, your proxy will not be used.

SIFCO Industries, Inc.
970 East 64th Street, Cleveland, Ohio 44103
December 15, 2006
PROXY STATEMENT
General Information
     The proxy that accompanies this statement is solicited by the Board of Directors of SIFCO Industries, Inc. (the “Company”) for use at the 2007 Annual Meeting of the Shareholders of the Company to be held January 30, 2007, or at any adjournment thereof. This proxy statement was first mailed on December 15, 2006 to shareholders of record on December 4, 2006.
     Any shareholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing before or at the 2007 Annual Meeting. However, the mere presence at the 2007 Annual Meeting of the shareholder granting a proxy will not revoke the proxy. Unless revoked by notice as above stated, shares represented by valid proxies will be voted on all matters to be acted upon at the 2007 Annual Meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions will be deemed to be present for the purpose of determining a quorum for the 2007 Annual Meeting, but will be deemed not to have voted on the related issues. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the selection of auditors. Broker non-votes will not affect the outcome of any proposals brought before the 2007 Annual Meeting.
     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares they hold of record, and will reimburse such brokers, custodians, nominees and fiduciaries for their expenses in so doing.
OUTSTANDING SHARES AND VOTING RIGHTS
     The record date for determining shareholders entitled to vote at the 2007 Annual Meeting is December 4, 2006. As of October 31, 2006, the outstanding voting securities of the Company consisted of 5,221,891 Common Shares. Each Common Share, exclusive of treasury shares, has one vote. The Company held no Common Shares in its treasury on October 31, 2006. The holders of a majority of the Common Shares of the Company issued and outstanding, present in person or by proxy, shall constitute a quorum for the purposes of the 2007 Annual Meeting.

     The table below names the persons who are known by the Company to be the beneficial owners of more than 5% of its outstanding Common Shares as of October 31, 2006, and states the number of such Common Shares beneficially owned by, or held in trust for, each such person (including their spouses and children who live with them, if any) and the percentage of the outstanding Common Shares, which that number of shares constitutes.

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership		of Class

Ms. Janice Carlson and Mr. Charles H. Smith, III,	2,004,074	(1)	38.38%
Trustees, Voting Trust Agreement
c/o SIFCO Industries, Inc.
970 E. 64th Street
Cleveland, OH 44103

Tontine Capital Management, LLC	501,700	(2)	9.61%
35 Railroad Avenue, 3rd Floor,
Greenwich, CT 05830

Dimensional Fund Advisors, Inc.	292,091	(3)	5.59%
1299 Ocean Avenue
Santa Monica, CA 90401

(1)	As of October 31, 2006, Janice Carlson and Charles H. Smith, III owned, as Trustees, 2,004,074 Common Shares of the Company, such Common Shares having been deposited with them or their predecessors, as Trustees, under a Voting Trust Agreement entered into as of February 1, 1997 and extended to January 31, 2007. The Trustees under the Voting Trust Agreement share voting control with respect to all such Common Shares. Mrs. G. D. Gotschall beneficially owns of record 364,572 shares (6.98%) of the Company, which shares are subject to the Voting Trust Agreement. The Estate of Mr. C. H. Smith, Jr. owns of record 536,236 shares (10.27%) of the Company, which shares are subject to the Voting Trust Agreement. The executors and beneficiaries of the Estate have, subject to the terms of the Voting Trust Agreement, voting power and investment power with respect to the shares held by the Estate.

(2)	Tontine Capital Management, LLC (“Tontine”), the general partner of Tontine Capital Partners, LP, a non-registered, privately-held investment partnership, possesses both voting and investment power over 501,700 Common Shares of the Company as of October 31, 2006.

(3)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (the “Portfolios”) In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 292,091 Common Shares of SIFCO Industries, Inc. as of October 31, 2006. Dimensional disclaims beneficial ownership of all of such Common Shares.

PROPOSAL TO ELECT SIX (6) DIRECTORS
     Six (6) directors are to be elected at the 2007 Annual Meeting to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified. The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The six (6) nominees receiving the most votes will be elected as directors at the 2007 Annual Meeting.

     Although the Company does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is currently intended that the remaining directors will, by the vote of a majority of their number, designate a different nominee for election to the Board at the 2007 Annual Meeting.
Nominees for election to the Board of Directors
Jeffrey P. Gotschall, 58, director of the Company since 1986, Chairman of the Board since 2001, and Chief Executive Officer of the Company since 1990. Mr. Gotschall previously served the Company from 1989 to 2002 as President, from 1986 to 1990 as Chief Operating Officer, from 1986 through 1989 as Executive Vice President and from 1985 through 1989 as President of SIFCO Turbine Component Services.
Hudson D. Smith, 55, director of the Company since 1988. Mr. Smith is currently the President of Forged Aerospace Sales, LLC. Mr. Smith served the Company as Executive Vice President from 2003 through January 2005 and as Treasurer from 1983 through January 2005. Mr. Smith previously served as President of SIFCO Forge Group from 1998 through 2003, Vice President and General Manager of SIFCO Forge Group from 1995 through 1997, General Manager of SIFCO Forge Group’s Cleveland Operations from 1989 through 1995 and General Sales Manager of SIFCO Forge Group from 1985 through 1989. Refer to “Organization and Compensation of the Board of Directors” for discussion of certain transactions between Mr. Smith and the Company.
Frank N. Nichols, 66, director of the Company since July 2006. Mr. Nichols retired in 2005 from his position as Group Vice President for the Fluid Management and Control Systems Branch of the Parker Hannifin Corporation Aerospace Group. He previously served from 1992 through 1996 as the Group Vice President for Parker Hannifin’s Fluid Management and Control Systems Midwest Region, and from 1982 through 1992 as the General Manager of Parker Hannifin’s Gas Turbine Fuel Systems Division. Mr. Nichols began his career at Parker Hannifin Corporation in 1962.
P. Charles Miller, Jr., 68, director of the Company since 2002. Mr. Miller is the Chairman and CEO of Duramax Marine LLC. Prior to acquiring Duramax Marine in 1999, he had served as President, CEO and director of Duramax, Inc. since 1982. Mr. Miller serves on the Board of Directors of the Johnson Rubber Company, and on the Board of Advisors of Custom Rubber Corporation and the Atlas Steel Products Company. He also serves on the Boards of numerous not-for-profit organizations.
Alayne L. Reitman, 42, director of the Company since 2002. Ms. Reitman currently serves as a Trustee of The Cleveland Foundation and Hawken School, where she is also Assistant Treasurer. She previously served from 1999 to 2001 as President of Embedded Planet, a high-tech start-up company; from 1993 to 1998 as Vice President and Chief Financial Officer of The Tranzonic Companies, Inc.; and from 1991 to 1993 as Senior Financial Analyst for American Airlines.

J. Douglas Whelan, 67, director of the Company since 1995. Mr. Whelan retired in 1999 from his positions as President, Chief Operating Officer and director of Wyman-Gordon Company. He previously served from 1994 through 1997 as President of Wyman-Gordon Forgings, Houston, Texas and from 1989 through 1994, as Vice President of Operations for the Cameron Forged Products Division of Cooper Industries, Houston, Texas. From 1965 to 1989, Mr. Whelan served in a variety of executive, technical and management positions with Cameron Iron Works, Houston, Texas.
STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES
     The following table sets forth, as of October 31, 2006, the number of Common Shares of the Company beneficially owned by each director and executive officer and all directors and executive officers as a group, according to information furnished to the Company by such persons:

	Amount and Nature of
Name	Beneficial Ownership (1)	Percent of Class
Timothy V. Crean (1)	194,271	3.72%
Jeffrey P. Gotschall (1)(2)(3)(4)	148,100	2.84%
Hudson D. Smith (2)(3)(4)	135,563	2.60%
Frank A. Cappello (1)	35,000	*
J. Douglas Whelan	8,000	*
Frank N. Nichols	3,225	*
P. Charles Miller, Jr.	2,700	*
Alayne L. Reitman	1,100	*

All Directors and Executive Officers as a Group (8 persons)	527,959	10.40%

*Common Shares owned are less than one percent of class.

(1)	Unless otherwise stated below, the named person owns all of such shares of record and has sole voting and investment power as to those shares. A portion of the total number of shares for the following persons and group represents shares which could be acquired within 60 days (February 14, 2007) of the date of this Proxy Statement by exercise of stock options: Mr. T. V. Crean, 82,500 shares; Mr. J. P. Gotschall, 5,000 shares; Mr. F. A. Cappello, 34,000 shares; and all directors and executive officers as a group, 121,500 shares.

(2)	Includes, in the cases of Mr. J. P. Gotschall and Mr. H. D. Smith, shares owned by their spouses and any minor children or in trust for them, their spouses and their lineal descendants.

(3)	Includes Voting Trust Certificates issued by the aforementioned (see page 2) Voting Trust representing an equivalent number of Common Shares held by such Trust as follows: Mr. J. P. Gotschall — 143,100; and Mr. H. D. Smith — 134,123.

(4)	Mr. J. P. Gotschall and Mr. H. D. Smith are cousins.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16 (a) of the Securities and Exchange Commission Act of 1934 (“Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten (10) percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten (10) percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.
     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during, or with respect to, 2006, no director, officer, beneficial owner of more than ten (10) percent of its outstanding Common Shares or any other person subject to Section 16 (a) of the Exchange Act failed to file on a timely basis during 2006 any reports required by 16 (a) of the Exchange Act, except that two (2) late filing were made on behalf of one (1) director with respect to (i) his appointment as a director and (ii) his purchase of Common Shares of the Company in the open market.
ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS
     The Company’s Board of Directors held four (4) regularly scheduled meetings during the last fiscal year. The Board of Directors’ standing committees are the Audit, Compensation, and Nominating and Governance Committees. During fiscal 2006 each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. SIFCO’s independent directors meet at each regularly scheduled Board meeting.
     The functions of the Audit Committee are to select, subject to shareholder ratification, the Company’s independent registered public accounting firm; to approve all non-audit related services performed by the Company’s independent registered public accounting firm; to determine the scope of the audit; to discuss any special problems that may arise during the course of the audit; and to review the audit and its findings for the purpose of reporting to the Board of Directors. The members of the Audit Committee are all independent directors as defined in Section 121A of The AMEX Listing Standards, Policies and Requirements. Each member of the Audit Committee is financially literate and at least one member of such Committee is experienced in finance and accounting. The Audit Committee, currently composed of A. L. Reitman (Chairperson), P. C. Miller, Jr., J. D. Whelan, and F. N. Nichols, held two (2) meetings during fiscal 2006. The Audit Committee operates under a written charter that was filed with the Securities and Exchange Commission on December 17, 2004, as Exhibit A to the Proxy Statement dated December 17, 2004.
     The functions of the Compensation Committee are to review and recommend the compensation of directors and officers of the Company, including the granting of stock options and the number of shares that should be subject to each option so granted and the payment of annual incentive compensation awards. The Compensation Committee, currently composed of J. D. Whelan (Chairperson), A. L. Reitman, P. C. Miller, Jr., and F. N. Nichols, held two (2) meetings during fiscal 2006.

     The functions of the Nominating and Governance Committee are to recommend candidates for the Board of Directors and address issues relating to senior management performance and succession, and to the composition and procedures of the Board. The Nominating and Governance Committee is currently composed of A. L. Reitman, J. D. Whelan, P. C. Miller, Jr., and F. N. Nichols. The members of the Nominating and Governance Committee are all independent directors as defined in Section 121A of the AMEX Listing Standards, Policies and Requirements. The Nominating and Governance Committee did not hold any formal meetings during the last fiscal year; however, its function was fulfilled during sessions of the full Board of Directors. The Nominating and Governance Committee operates under a written charter that was filed with the Securities and Exchange Commission on December 17, 2004, as Exhibit B to the Proxy Statement dated December 17, 2004. In its role as the nominating body for the Board, the Nominating and Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by shareholders), conducts interviews and makes formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, the Nominating and Governance Committee considers a variety of factors, including skills, independence, background, experience, diversity and compatibility with existing Board members. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its shareholders.
     The Nominating and Governance Committee will consider shareholder nominations for directors at any time. Any shareholder desiring to have a nominee considered by the Nominating and Governance Committee should submit such recommendation in writing to a member of the Nominating and Governance Committee or the Secretary of the Company, c/o SIFCO Industries, Inc., 970 East 64th Street, Cleveland, OH 44103. The recommendation letter should include the shareholder’s own name, address and the number of shares owned and the candidate’s name, age, business address, residence address, and principal occupation, as well as the number of shares the candidate owns. The letter should provide all of the information that would need to be disclosed in the solicitation of proxies for the election of directors under federal securities laws. Finally, the shareholder should also submit the recommended candidate’s written consent to be elected and commitment to serve if elected. The Company may also require a candidate to furnish additional information regarding his or her eligibility and qualifications.
     For fiscal 2006, each director (other than directors who are employed by the Company) received an annual retainer fee of $12,000 and an attendance fee of $2,000 per Board of Directors meeting and $1,000 per committee meeting. Committee Chairpersons received an additional $3,000 annual retainer for such service.
     In fiscal 2005, H.D. Smith resigned as Executive Vice President and Treasurer of the Company. In connection with the resignation, the Company entered into a Separation Agreement with Mr. Smith that provides him with severance benefits for two years and medical benefits for 18 months. Mr. Smith received payments of $114,500 during fiscal 2006 under such Separation Agreement. In fiscal 2005, Mr. Smith entered into a Sales Representative Agreement with the Company, the terms of which are substantially the same as the terms of other agreements the Company maintains with its third-party sales representatives. Mr. Smith received payments of $107,900 during fiscal 2006 under such Sales Representative Agreement.

EXECUTIVE COMPENSATION
     The following table sets forth the annual and long-term compensation received for each of the three previous fiscal years by the Company’s Chief Executive Officer and two other executive officers of the Company:
Summary Compensation Table

		Annual		Long Term
		Compensation		Compensation
					All Other
Name and				Option	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards	($) (1)
Jeffrey P. Gotschall	2006	207,000	100,000	-0-	6,842
Chairman and CEO	2005	204,775	-0-	-0-	7,551
	2004	180,000	11,000	-0-	-0-

Timothy V. Crean	2006	260,955	88,500	-0-	-0-
President and COO	2005	266,051	-0-	-0-	-0-
	2004	208,626	24,000	-0-	-0-

Frank A. Cappello	2006	151,000	150,000	-0-	8,862
Vice President and	2005	150,400	-0-	6,000	6,379
CFO	2004	141,000	43,000	10,000	5,967

(1)	Represents amounts contributed by the Company as matching contributions with respect to U.S. employees pursuant to the SIFCO Industries, Inc. Employees’ 401(k) Plan (“Plan”), a defined contribution plan. Under the Plan, the Company matches 50% of the first 10% of participating employee compensation contributed to the Plan. Employees become vested in those amounts contributed by the Company at varying percentages prior to achieving three full years of service, at which time they become 100% vested.

Option Grants
     There were no stock options granted during fiscal 2006. As of September 30, 2006, there are no stock options available for future grant.
Option Exercises and Fiscal Year-End Values
     For each individual named in the Summary Compensation Table, set forth below is information relating to such person’s exercise of stock options during fiscal 2006 and ownership of unexercised stock options at September 30, 2006.

			Number of Securities		Value of Unexercised in
			Underlying Unexercised		the Money Options at
	Shares	Value	Options at Year-End		Fiscal Year-End ($)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey P. Gotschall	-0-	-0-	5,000	-0-	-0-	-0-
Timothy V. Crean	-0-	-0-	82,500	-0-	-0-	-0-
Frank A. Cappello	-0-	-0-	31,500	9,500	4,200	5,600
Defined Benefit Pension Plans
     The amounts stated in the foregoing Summary Compensation Table do not include amounts paid by the Company for purposes of funding the Company’s non-contributory pension plan. Mr. J. P. Gotschall and Mr. F. A. Cappello participate on the same basis as other salaried employees in a qualified, non-contributory pension plan known as SIFCO Industries, Inc. Salaried Retirement Plan (the “Retirement Plan”). Mr. T. V. Crean participates in the SIFCO Turbine Components Limited Pension Plan (the “STCL Plan”), which is described later in this section.
     The Summary Compensation Table on page 7 includes both base salary and incentive compensation. Benefits payable under the Retirement Plan are calculated using only base salary. Under the terms of the Retirement Plan, as amended March 1, 2003 to cease the accrual of future retirement benefits as of that date, the amount of normal annual retirement benefit payable to a participating employee is generally based upon (i) years of service with the Company prior to normal retirement date but limited to service through March 1, 2003; (ii) “final average earnings” (average base salary during the 60 consecutive month period, within the 120 month period preceding March 1, 2003, during which the total amount of base salary was the highest); and (iii) average Social Security covered compensation. For an employee retiring with 25 years of service or less as of March 1, 2003, the benefit is equal to 2.144% of final average earnings minus .625% of average Social Security covered compensation multiplied by years of service up to 25 years. If an employee has more than 25 years of service as of March 1, 2003, the benefit is increased by 1.25% of final average earnings multiplied by his years of service in excess of 25 years. The amount so determined is payable in the form of a single life annuity or, under certain circumstances, a lump sum payment. Under the Internal Revenue Code, the maximum annual benefit payable under the Retirement Plan to covered employees is limited to $175,000 per year for 2006. In addition, the maximum amount of final average earnings used to compute benefits under the Retirement Plan is limited by the Internal Revenue Code. Therefore, in response to such limitations, the Company established a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide covered employees with a benefit amount equal to what they would have been entitled to receive under the Retirement Plan, as of March 1, 2003, if no such limitations existed.
     The estimated annual retirement benefit under the combined plans for each participant is based upon the base salary at March 1, 2003, the date on which benefits under the Retirement Plan and SERP ceased to accrue for all participants. The following table shows estimated combined annual benefits payable upon retirement under the Retirement Plan and the SERP.

			Years of Service
Remuneration	15	20	25	30	35	40	45
$50,000	12,382	16,510	20,637	23,762	26,887	30,012	33,137
75,000	20,422	27,230	34,037	38,724	43,412	48,099	52,787
100,000	28,462	37,950	47,437	53,687	59,937	66,187	72,437
150,000	44,542	59,390	74,237	83,612	92,987	102,362	111,737
200,000	60,622	80,830	101,037	113,537	126,037	138,537	151,037
250,000	76,702	102,270	127,837	143,462	159,087	174,712	190,337
300,000	92,782	123,710	154,637	173,387	192,137	210,887	229,637
     The payments by the Company to fund the benefits under the Retirement Plan and SERP are actuarially determined. The estimated annual benefits payable upon retirement and projected years of credited service through March 1, 2003 , the date on which benefits under the Plan ceased to accrue for all participants, are as follows: Mr. J. P. Gotschall — $140,900 (29.7 years) and Mr. F. A. Cappello — $7,800 (3.1 years). Total pension expense related to the Retirement Plan and SERP for fiscal year 2006 was $206,800.
     Mr. T. V. Crean participates in the STCL Plan. This is a contributory plan for employees of the Company’s Irish subsidiary. Under the STCL Plan, prior to August 1, 2006, the participants and the Company’s Irish subsidiary each paid 50% of contributions required to fund benefits under such Plan, which amounts were actuarially determined. During fiscal 2006, the Company advised the trustees of the STCL Plan that the Company would discontinue making contributions to the STCL Plan effective August 1, 2006. The trustees of the STCL Plan subsequently advised the Company that it was their intention to terminate the STCL Plan during fiscal 2007 and, accordingly, to make a complete and final distribution (from the STCL Plan assets to the plan participants) of an amount equal to the participants’ minimum transfer value obligation plus an allocation of the residual amount, if any, of STCL Plan assets in excess of the aggregate minimum transfer value obligations for all such participants.
     At September 30, 2006, U.S. dollar equivalent of the minimum transfer value obligation to be paid out of the (to be terminated in 2007) STCL Plan assets to Mr. T. V. Crean is approximately $1.5 million. Total pension expense for the STCL Plan for fiscal year 2006 was $362,600.

Change in Control and Separation Pay Agreements
     The Company has entered into agreements with certain key executives of the Company in order to protect the Company and such key executives in the event of involuntary termination of key executives for other than cause and/or as a result of a change in control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executives to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. To that end, the agreements obligate the Company to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances. Such benefits for Mr. J. P. Gotschall, Mr. T. V. Crean, and Mr. F. A. Cappello principally include a payment equal to a maximum of 250% of the key executives’ annual compensation, continuation of insurance coverage for up to 24 months following termination, and accelerated vesting of existing stock options and certain retirement benefits.
REPORT OF THE COMPENSATION COMMITTEE
     The Company’s compensation of its executive personnel has three components: base salary, cash incentive compensation and stock-based compensation (stock options and restricted shares).
     Based on a consideration of Chief Executive Officers’ salaries in manufacturing companies of comparable size in the aerospace industry and the Company’s performance, Mr. Gotschall’s annual base salary was $207,000 for fiscal 2006. He also received cash incentive compensation of $100,000 for fiscal 2006.
     The Company has incentive compensation plans for each business unit and for the corporate staff. In general, certain members of the business units share in incentive compensation pools equal to no more than 10% of the business unit’s operating profits, subject to certain adjustments, and members of the corporate staff may earn incentive compensation from a pool equal to no more than 10% of the Company’s consolidated profits before tax, subject to certain adjustments.
     During fiscal 2006, no options were awarded and as of September 30, 2006 no options remain available for future award grants.
Compensation Committee
J. Douglas Whelan, Chairperson
Frank N. Nichols
P. Charles Miller, Jr.
Alayne L. Reitman

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee reviewed and discussed the audited financial statements of the Company, for the fiscal year ended September 30, 2006, with the Company’s management and with the Company’s independent registered public accounting firm, Grant Thornton LLP. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).
     The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 certifying the firm’s independence and the Audit Committee discussed the independence of Grant Thornton LLP with that firm.
     The Audit Committee and the Board of Directors of the Company operate under a written charter as last amended in July 2004.
     Based upon the Audit Committee’s review and discussion noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.
Audit Committee
Alayne L. Reitman, Chairperson
Frank N. Nichols
P. Charles Miller, Jr.
J. Douglas Whelan

PERFORMANCE GRAPH
     Set forth below is a graph comparing the price performance of the Company’s Common Shares to the price performance of the S&P Composite — 500 Stock Index and the S&P Aerospace/Defense Group. The graph assumes that the value of the investment in the Common Shares, the S&P Composite — 500 Stock Index and the S&P Aerospace/Defense Group was $100 on September 30, 2001.
COMPARISON OF FIVE-YEAR RETURN PERFORMANCE OF
SIFCO INDUSTRIES, INC., S&P 500 INDEX
AND S&P AEROSPACE/DEFENSE GROUP

INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2006, no officer or employee of the Company served as a member of the Compensation Committee, and there were no interlocking relationships (as described in Item 402(j) of SEC Regulation S-K) between members of the Compensation Committee and the Company.
PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit Fees
     Fees paid or payable to Grant Thornton LLP for the audits of the annual financial statements included in the Company’s Forms 10-K and for the reviews of the financial statements included in the Company’s Forms 10-Q for the years ended September 30, 2006 and 2005 were $180,500 and $179,400, respectively. The Audit Committee has sole responsibility for determining whether and under what circumstances an independent registered public accounting firm may be engaged to perform audit-related services and must pre-approve any non-audit related service performed by such firm. In fiscal 2006, all audit and non-audit related fees, to the extent they were incurred, were pre-approved by the Audit Committee.
Audit-related Fees
     Fees paid or payable to Grant Thornton LLP for audit-related services for the years ended September 30, 2006 and 2005 were $6,500 and $600, respectively.
Tax Fees
     Fees paid or payable to Grant Thornton LLP for tax consulting services for the years ended September 30, 2006 and 2005 were $16,000 and $3,800, respectively.
All Other Fees
     There were no such fees paid during 2006 or 2005 to Grant Thornton LLP for other products or services other than the professional services described above.
PROPOSAL FOR APPROVAL OF DESIGNATION OF AUDITORS
     The firm of Grant Thornton LLP has been the Company’s independent registered public accounting firm since 2002. The Board of Directors has chosen that firm to audit the accounts of the Company and its consolidated subsidiaries for the fiscal year ending September 30, 2007, subject to the ratification of the shareholders for which the affirmative vote of a majority of the Common Shares present and voting at the 2007 Annual Meeting (in person or by proxy) is required. Grant Thornton LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors. The Board of Directors recommends ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2007.
     Representatives of Grant Thornton LLP are expected to be present at the 2007 Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
     A shareholder who intends to present a proposal at the 2008 Annual Meeting, and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting, must deliver the proposal to the Company no later than August 18, 2007. Any shareholder proposal submitted other than for inclusion in the Company’s proxy materials for the 2008 Annual Meeting must be delivered to the Company no later than November 1, 2007 or such proposal will be considered untimely. If a shareholder proposal is received after November 1, 2007, the Company may vote, in its discretion as to the proposal, all of the Common Shares for which it has received proxies for the 2008 Annual Meeting.
OTHER MATTERS
     The Company does not know of any other matters that will come before the meeting. In case any other matter should properly come before the 2007 Annual Meeting, it is the intention of the persons named in the enclosed proxy or their substitutions to vote in accordance with their best judgment in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with their judgment pursuant to the discretionary authority conferred by the enclosed proxy.
     By order of the Board of Directors.

SIFCO Industries, Inc.

Daniel G. Berick, Secretary
December 15, 2006

SIFCO Industries, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JEFFREY P. GOTSCHALL and HUDSON D. SMITH, and each of them, the proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of Shareholders of SIFCO Industries, Inc., to be held on January 30, 2007, and at any and all adjournments thereof.

Signature

Signature if held jointly

Dated:

NOTE: The signature of this proxy should correspond with the name (or names), as shown hereon, in which your stock is registered. Where stock is registered jointly in the name of two or more persons, all should sign.
(Proxy continued on other side)

SIFCO Industries, Inc.	Proxy
IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE PROPOSAL TO RATIFY THE DESIGNATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.
(1)	ELECT SIX (6) DIRECTORS. To elect the following persons for one-year terms expiring at the 2008 Annual Meeting of Shareholders:

Nominees:	Jeffrey P. Gotschall	Frank N. Nichols	P. Charles Miller, Jr.
	Alayne L. Reitman	Hudson D. Smith	J. Douglas Whelan

☐	FOR all nominees listed above (except as noted below)	☐	WITHHOLD AUTHORITY To vote for all nominees
(INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

(2)	RATIFY THE DESIGNATION OF GRANT THORNTON LLP as the independent registered public accounting firm for the year ending September 30, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(3)	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

☐	GRANT AUTHORITY	☐	WITHHOLD AUTHORITY
(continued from other side)